EXHIBIT 21.1

LIST OF SUBSIDIARIES

William Lyon Homes, Inc.

State of Incorporation: California

Presley Homes

State of Incorporation: California

California Equity Funding, Inc.

State of Incorporation: California

PH Institutional Ventures

State of Incorporation: California

Duxford Interiors

State of Incorporation: California

PH Ventures — San Jose

State of Incorporation: California

Presley CMR, Inc.

State of Incorporation: California

HSP Inc.

State of Incorporation: California

Duxford Financial, Inc.

State of Incorporation: California

The Presley Companies

State of Incorporation: California

Presley Southwest, Inc.

State of Incorporation: Arizona

William Lyon Southwest, Inc.

State of Incorporation: Arizona

Mountain Gate Ventures, Inc.

State of Incorporation: Arizona

PH—LP Ventures

State of Incorporation: California

PH—Rielly Ventures

State of Incorporation: Arizona

Duxford Title Reinsurance Co.

State of Incorporation: Vermont

Sycamore CC, Inc.

State of Incorporation: California

Other names under which William Lyon Homes conducts business:

William Lyon Homes—Southern California Division

William Lyon Homes—Northern California Division

William Lyon Homes—San Diego Division

William Lyon Homes—Arizona Division

William Lyon Homes—Nevada Division

Horsethief Canyon Partners

Oakhurst Country Club

Presley Homes—Thousand Oaks, L.P.

Presley Torrey II Associates, LLC

Cerro Plata Associates, LLC

Stonecrest—San Diego, L.P.

White Cloud Estates—Simi Valley, L.P.

Meadowlark—San Marcos, L.P.

CP at Forster Ranch, L.P.

East Grove, L.P.

Fairway Farms, LLC

PHI Otay Ranch Associates, LLC

Lyon Manor at Thomas Ranch, LLC

Lyon Plantation at Thomas Ranch, LLC

Lyon Ridge, LLC

LP Homes #1, LLC

St. Helena Westminster Estates, LLC

Laurel Creek Associates, LLC

Summerlane—HB, L.P.

Atlanta & Beach, L.P.

Woodlake, L.P.

Stonebriar L.P.

Reston Associates, LLC

Hampton Road Associates, LLC

Henry Ranch, LLC

Otay R-29, LLC

4S Lot 12, LLC

Presley—Rielly Orange Groves, LLC

Bayport Mortgage, L.P.

DV I Thousand Oaks, L.P.

Lyon Moorpark, L.P.

OX II Oxnard, L.P.

4S Lots 2 & 8, LLC

Silver Creek Preserve

California Pacific Mortgage, L.P.

Sun Lakes Country Club

Duxford Escrow, Inc.

Valencia Partners, L.P.

Brentwood Legends, L.P.

Hercules Overlook, L.P.

Valencia II Associates, LLC

Tustin Villas Partners, LLC

Marble Mountain Partners, LLC

Tustin Vistas Partners, LLC

Lyon Morgan Creek, L.P.

Lyon Harada, L.P.

242 Cerro Plata, LLC

Lyon East Garrison Company I, LLC

East Garrison Partners I, LLC

Lyon Waterfront, LLC

PLC/Lyon Waterfront Residential, LLC